UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 29, 2015, Orion Energy Systems, Inc. (the “Company”) issued a press release announcing its Board of Directors’ designation of a new independent director nominee to stand for election at the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”). A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

The Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the election of certain nominees as directors and certain other matters to be considered by the shareholders at its 2015 Annual Meeting. The definitive proxy statement was sent beginning on June 19, 2015 to shareholders of record on June 10, 2015 and contains important information about the proposed nominees for election as directors and the other matters to be considered at the 2015 Annual Meeting. The Orion Energy Systems, Inc. proxy statement for the 2015 Annual Meeting and the 2015 Annual Report to Shareholders are available at https://www.proxydocs.com/OESX. Investors are also able to obtain these documents free of charge at the SEC web site (www.sec.gov).

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE NOMINEES FOR ELECTION AS DIRECTORS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2015 ANNUAL MEETING. This Current Report on Form 8-K and press release do not constitute a solicitation of any vote or approval.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2015 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with such matters is set forth in the definitive proxy statement filed with the SEC.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibit 99.1         Press Release of Orion Energy Systems, Inc. dated June 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: June 29, 2015	By:	/s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

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